Exhibit 8.1

To the Board of Directors of Globant S.A. 37A, avenue J.F. Kennedy L-1855 Luxembourg Grand Duchy of Luxembourg

Luxembourg, 9 June 2020

Our ref. 52801 / 30403339v1
alain.goebel@arendt.com
Tel. : (352) 40 78 78-512
Fax : (352) 40 78 04-635

GLOBANT S.A. – F-3 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Globant S.A., a société anonyme, having its registered office at 37A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 173 727, (the “Company”) in connection with the offering by the Company of 2,300,000 of its common shares, each with a nominal value of one U.S. dollar and twenty cents (U.S.$ 1.20) per share, under the Registration Statement on Form F-3 (the “Registration Statement”) filed on 20 June 2018 with the Securities and Exchange Commission under the US Securities Act of 1933, as amended, (the “Securities Act”) and the filing of two prospectus supplements under Rule 424(b) under the Securities Act (the “Prospectus Supplements”).

We hereby confirm that the discussion set forth under the caption “Taxation – Luxembourg tax considerations”, in the Prospectus Supplements, which are part of the Company’s Registration Statement filed on 20 June 2018, is our opinion.

For the purpose of this confirmation, we have assumed that the Company is exclusively tax resident in Luxembourg at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” and “Taxation” as regards the Grand Duchy of Luxembourg in the Prospectus Supplements. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

We express no opinion as to any laws other that the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law.

This opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand Duchy of Luxembourg and registered on the list V of lawyers of the Luxembourg Bar.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

/s/ Alain Goebel
Alain Goebel
Partner